UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________

Date of Report (Date of earliest event reported): October 24, 2016
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, on June 29, 2016, SAExploration Holdings, Inc. (the “Company”) as borrower, and each of the Company’s domestic subsidiaries, as guarantors (the “Guarantors”), entered into a new senior secured multi-draw term loan facility (the “Senior Loan Facility”) with the lenders, including the Supporting Holders, from time to time party thereto (the “Lenders”), and Delaware Trust Company, as collateral agent and administrative agent (the “Senior Loan Facility Agent”). In addition to the Supporting Holders, all holders of Existing Notes that participated in the Exchange Offer were also able to participate as lenders in the Senior Loan Facility based on their proportionate ownership of Existing Notes. The Senior Loan Facility provides, pursuant to the previously reported borrowing schedule, up to a maximum amount of $30.0 million.

The Company and a majority of the Lenders of the Senior Loan Facility have entered into a First Amendment, dated as of October 24, 2016 (the “First Amendment”), to the Senior Loan Facility.

The First Amendment removed the condition requiring the Company to receive tax credit certificates from the State of Alaska (the “Tax Credit Certificates”) in an amount of at least $25.0 million. The First Amendment provides that the Lender’s obligation to make any Subsequent Advances is subject to the fulfillment of each condition to the Second Advance to the satisfaction of the Lenders, as defined in the Senior Loan Facility.

The summary of the Senior Loan Facility, as amended by the First Amendment, set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the text of the Senior Loan Facility, a copy of which was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 1, 2016 and is incorporated herein by reference.

Item 8.01. Other Events.
On October 24, 2016, the Company announced that it has received approximately $24.4 million of Tax Credit Certificates. The Company further announced that, as a result of the receipt of the Tax Credit Certificates, and having substantially satisfied the conditional requirements under the Senior Loan Facility, it has been granted access to the remaining $15.0 million of funding available under the Senior Loan Facility.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to the Company’s financial condition, results of operations, cash flows and business, and expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from the Company’s expectations are discussed below. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.
You should refer to the risk factors from the Company’s Quarterly Report on Form 10-Q filed on August 12, 2016, for the period ended June 30, 2016 for specific risks which would cause actual results to be significantly different from those expressed or implied by any of the Company’s forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this report are cautioned not to place undue reliance on the forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1 99.1	First Amendment dated as of October 24, 2016 to Term Loan and Security Agreement, dated as of June 29, 2016. Press Release dated October 24, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 27, 2016                SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1 99.1	First Amendment dated as of October 24, 2016 to Term Loan and Security Agreement, dated as of June 29, 2016. Press release dated October 24, 2016.

4